SECOND SUPPLEMENTAL INDENTURE THIS SECOND SUPPLEMENTAL INDENTURE, dated as of October 17, 2025, is by and among Wells Fargo Bank, National Association, as Trustee (herein, together with its successors in interest, the “Trustee”), Flagstar Bank, National Association, a banking association organized under the laws of the United States with its main office in Hicksville, New York (the “Successor Company”), and Flagstar Financial, Inc., a Delaware Corporation (the “Company”), under the Indenture referred to below. RECITALS WHEREAS, the Company and the Trustee entered into an Indenture dated as of December 29, 2004 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture dated December 1, 2022, the “Indenture”), pursuant to which the Company issued U.S. $ 25,774,000 of its Junior Subordinated Debt Securities due January 7, 2035 (the “Debt Securities”); WHEREAS, on October 17, 2025, the Company will be merged with and into the Successor Company (the “Merger”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated July 24, 2025, by and among the Successor Company and the Company, as amended and restated on August 22, 2025 and September 22, 2025 (as amended, the “Merger Agreement”); WHEREAS, Section 11.01 of the Indenture requires that the Successor Company expressly assume, by a supplemental indenture executed and delivered to the Trustee by the Successor Company, the due and punctual payment of the principal of (and premium, if any) and the interest on all of the Debt Securities in accordance with their terms, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by the Company; WHEREAS, Section 9.01(a) of the Indenture authorizes, without the consent of any Securityholders, the execution of a supplemental indenture to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants, agreements, and obligations of the Company under the Indenture; WHEREAS, the Successor Company has delivered to the Trustee an Officer’s Certificate stating that the Merger and this Second Supplemental Indenture comply with Article IX of the Indenture and that all conditions precedent therein provided for relating to the Merger have been complied with, and an Opinion of Counsel to the same effect; and WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture. NOW, THEREFORE, in compliance with Section 11.01 of the Indenture, and in consideration of the covenants contained herein and intending to be legally bound hereby, the Successor Company and the Trustee, for the benefit of the Securityholders, agree as follows: 1. Assumption of Payment and Performance. The Successor Company hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions of the Indenture on the part of the Company to be performed or observed. The Successor Company also succeeds to, is substituted for, and may exercise every right and power of, the Company under (i) the Amended and Restated Declaration of Trust, dated as of

December 29, 2004 (the “Declaration of Trust”), as Sponsor (as defined in the Trust Agreement) and (ii) the Guarantee Agreement dated as of December 29, 2004 (the “Guarantee Agreement”), as Guarantor, with the same effect as if the Successor Company had originally been named in the Declaration of Trust and the Guarantee Agreement. 2. Effect of Supplemental Indenture. Upon the execution of this Second Supplemental Indenture, (i) the Indenture has been and hereby is modified in accordance herewith; (ii) this Second Supplemental Indenture forms a part of the Indenture for all purposes; (iii) except as modified and amended by this Second Supplemental Indenture, the Indenture shall continue in full force and effect; (iv) the Debt Securities shall continue to be governed by the Indenture; and (v) every Securityholder heretofore or hereafter under the Indenture shall be bound by this Second Supplemental Indenture. 3. Notation on Debt Securities. Debt Securities authenticated and delivered on or after the date hereof shall bear the following notation, which may be printed or typewritten thereon: “Effective October 17, 2025, Flagstar Financial, Inc. (the “Company”), a Delaware corporation, was merged with and into Flagstar Bank, National Association (the “Successor Company”), a banking association organized under the laws of the United States with its main office in Hicksville, New York. Pursuant to the Second Supplemental Indenture, dated as of October 17, 2025, the Successor Company has assumed the obligations of the Company and the performance of every covenant and condition of the Indenture on the part of the Company to be performed or observed.” If the Successor Company shall so determine, new Debt Securities so modified as to conform to the Indenture as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by the Successor Company and, upon receipt of a written order from the Successor Company, authenticated and delivered by the Trustee or the Authenticating Agent in exchange for the Debt Securities then outstanding, and thereafter the notation herein provided shall no longer be required. Anything herein or in the Indenture to the contrary notwithstanding, the failure to affix the notation herein provided as to any Debt Security or to exchange any Debt Security for a new Debt Security modified as herein provided shall not affect any of the rights of the holder of such Debt Security. 4. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Successor Company. 5. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof. 6. Successors and Assigns. This Second Supplemental Indenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and the holders of any Debt Securities then outstanding. 7. Headings. The headings used in this Second Supplemental Indenture are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Supplemental Indenture.

8. Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written. FLAGSTAR FINANCIAL, INC. By: /s/ Brian Boike Name: Brian Boike Title: Executive Vice President and Treasurer FLAGSTAR BANK, NATIONAL ASSOCIATION By: /s/ Brian Boike Name: Brian Boike Title: Executive Vice President and Treasurer WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee By: Computershare Trust Company, N.A., as Agent and Attorney-in-Fact By: /s/ Amy L. Martin Name: Amy L. Martin Title: Vice President [Signature Page to Second Supplemental Indenture — Flagstar Statutory Trust V]